UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2013

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American Jianye Greentech Holdings Ltd.

(Exact name of Company as specified in its charter)

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Nevada	000-53737	30-0679981
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136-20 38th Ave. Unit 3G, Flushing, NY 11354

(Address of principal executive offices) (Zip Code)

718-395-8706

Company’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02. Unregistered Sales of Equity Securities.

On November 18, 2013, we entered into agreement dated November 15, 2013, with Chu Li An pursuant to which we agreed to issue 90,000,000 shares of common stock in consideration of the cancellation of debt due to Chu Li An in the amount of $90,000. Chu Li An is our chief executive officer and director.

On November 18, 2013, we entered into agreement dated November 15, 2013, with Jenus International Financial Group pursuant to which agreed to issue 90,000,000 shares of common stock in consideration of the cancellation of debt due to Jenus in the amount of $90,000.

The issuance of the shares to Chu Li An and to Jenus exempt for the registration requirement of the Securities Act of 1933 pursuant an exemption provided by Section 4(2) of the Securities Act. Chu Li An and Jenus are accredited investors and each acquired the shares for their own accounts and not as a nominee or agent and not with a view to the sale of distribution thereof, and each of them understood that the shares may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom. The certificates for the shares bear an investment legend.

The shares issued to Chu Li An and Jenus will be issued on or about November 22, 2013.

Item 9.01 Financial Statements and Exhibits.

Exhibits

99.1	Agreement dated November 15, 2013, between Chu Li An and the Registrant
99.2	Agreement dated November 15, 2013, between Jenus International Financial Group and the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 18, 2013	American Jianye Greentech Holdings, Ltd.

	By:	/s/ Chu Li An
Chu Li An
Chief Executive Officer